ARTICLES OF INCORPORATION

VIROPRO, INC.

WE, THE UNDERSIGNED NATURAL PERSONS OF THE AGES OF TWENTY-ONE (21) OR MORE, ACTING AS INCORPORATORS OF A CORPORATION UNDER THE GENERAL CORPORATION LAW OF NEVADA, ADOPT THE FOLLOWING ARTICLES OF INCORPORATION:

ARTICLE I

NAME: THE NAME OF THE CORPORATION IS VIROPRO, INC.

ARTICLE II

REGISTERED OFFICE AND AGENT: THE ADDRESS OF THE CORPORATION'S PRINCIPAL OFFICE IS 2050 ELLIS WAY, IN THE CITY OF ELKO, COUNTY OF ELKO, STATE OF NEVADA. THE INITIAL AGENT FOR SERVICE OF PROCESS AT THAT ADDRESS WILL BE GATEWAY ENTERPRISES, INC.

ARTICLE III

PURPOSE: THE PURPOSES FOR WHICH THE CORPORATION IS ORGANIZED ARE TO ENGAGE IN ANY ACTIVITY OR BUSINESS NOT IN CONFLICT WITH THE LAWS OF THE STATE OF NEVADA OR OF THE UNITED STATES OF AMERICA, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SPECIFICALLY:

1. TO HAVE AND TO EXERCISE ALL THE POWERS NOW OR HEREAFTER CONFERRED BY THE LAWS OF THE STATE OF NEVADA UPON CORPORATIONS ORGANIZED PURSUANT TO THE LAWS UNDER WHICH THE CORPORATION IS ORGANIZED AND ANY AND ALL ACTS AMENDATORY THEREOF AND SUPPLEMENTAL THERETO.

2. TO DISCOUNT AND NEGOTIATE PROMISSORY NOTES, DRAFTS, BILLS OF EXCHANGE, AND OTHER EVIDENCE OF DEBTS, AND TO COLLECT FOR OTHERS MONEY DUE THEM ON NOTES, CHECKS, DRAFTS, BILLS OF EXCHANGE, COMMERCIAL PAPER AND OTHER EVIDENCE OF INDEBTEDNESS.

3. TO PURCHASE OR OTHERWISE ACQUIRE, OWN, HOLD, LEASE, SELL, EXCHANGE, ASSIGN, TRANSFER, MORTGAGE, PLEDGE, OR OTHERWISE DISPOSE OF, TO GUARANTY, TO INVEST, TRADE, AND DEAL IN AND WITH PERSONAL PROPERTY OF EVERY CLASS AND DESCRIPTION.

4. TO ENTER INTO ANY KIND OF CONTRACT OR AGREEMENT, COOPERATIVE OR PROFIT SHARING PLAN WITH ITS OFFICERS OR EMPLOYEES THAT THE CORPORATION MAY DEEM ADVANTAGEOUS OR EXPEDIENT OR OTHERWISE TO REWARD OR PAY SUCH PERSONS FOR THEIR SERVICES AS THE DIRECTORS MAY DEEM FIT.

5. TO PURCHASE, LEASE, OR OTHERWISE ACQUIRE, IN WHOLE OR IN PART, THE BUSINESS, THE GOOD WILL, RIGHTS, FRANCHISES AND PROPERTY OF EVERY KIND, AND TO UNDERTAKE THE WHOLE OR ANY PART OF THE ASSETS OR LIABILITIES, OF ANY PERSON, FIRM, ASSOCIATION, NON-PROFIT OR PROFIT CORPORATION, OR OWN PROPERTY NECESSARY OR SUITABLE FOR ITS PURPOSES, AND TO PAY THE SAME IN CASH, IN THE STOCKS OR BONDS OF THIS COMPANY OR OTHERWISE, TO HOLD OR IN ANY MANNER DISPOSE OF THE WHOLE OR ANY PART OF THE BUSINESS OR PROPERTY SO ACQUIRED AND TO EXERCISE ALL OF THE POWERS NECESSARY OR INCIDENTAL TO THE CONDUCT OF SUCH BUSINESS.

6. TO LEND OR BORROW MONEY AND TO NEGOTIATE AND MAKE LOANS, EITHER ON ITS OWN ACCOUNT OR AS AGENT, OR BROKER FOR OTHERS.

7. TO ENTER INTO, MAKE, PERFORM AND CARRY OUT CONTRACTS OF EVERY KIND AND FOR ANY LAWFUL PURPOSE, WITHOUT LIMIT AS TO AMOUNT WITH ANY PERSON, FIRM, ASSOCIATION, COOPERATIVE PROFIT OR NON-PROFIT CORPORATION, MUNICIPALITY, STATE OR GOVERNMENT OR ANY SUBDIVISION, DISTRUCT OR DEPARTMENT THEREOF.

8. TO BUY, SELL, EXCHANGE, NEGOTIATE, OR OTHERWISE DEAL IN, OR HYPOTHECATE SECURITIES, STOCKS, BONDS, DEBENTURES, MORTGAGES, NOTES OR OTHER COLLATERALS OR SECURITIES, CREATED OR ISSUED BY ANY CORPORATION WHEREVER ORGANIZED, INCLUDING THIS CORPORATION, WITHIN SUCH LIMITS AS MAY BE PROVIDED BY LAW, AND WHILE OWNER OF ANY SUCH STOCKS OR OTHER COLLATERALS TO EXERCISE ALL RIGHTS, POWERS AND PRIVILEGES OF OWNERSHIP, INCLUDING THE RIGHT TO VOTE THE SAME; TO SUBSCRIBE FOR STOCK IN ANY CORPORATION TO BE ORGANIZED, OTHER THAN TO PROMOTE THE ORGANIZATION THEREOF.

9. TO PURCHASE OR OTHERWISE ACQUIRE, OWN, HOLD, LEASE, SELL, EXCHANGE, ASSIGN, TRANSFER, MORTGAGE, PLEDGE, LICENSE OR OTHERWISE DISPOSE OF ANY LETTERS, PATENTS, COPYRIGHTS, OR TRADEMARKS OF EVERY CLASS AND DESCRIPTION.

10. TO DO ANY AND ALL OTHER SUCH ACTS, THINGS, BUSINESS OR BUSINESSES IN ANY MANNER CONNECTED WITH OR NECESSARY, INCIDENTAL, CONVENIENT OR AUXILIARY TO DO ANY OF THESE OBJECTS HEREINBEFORE ENUMERATED, OR CALCULATED, DIRECTLY OR INDIRECTLY, TO PROMOTE THE INTEREST OF THE CORPORATION; AND IN CARRYING ON ITS PURPOSES, OR FOR THE PURPOSE OF OBTAINING OR FURTHERING ANY OF ITS BUSINESS, TO DO ANY AND ALL ACTS AND THINGS, AND TO EXERCISE ANY AND ALL OTHER POWERS WHICH A CO-PARTNER OR NATURAL PERSON COULD DO OR EXERCISE, AND WHICH NOW OR HEREAFTER MAY BE AUTHORIZED BY LAW, AND HERE AND IN ANY OTHER PART OF THE WORLD.

11. THE SEVERAL CLAUSES CONTAINED IN THIS STATEMENT OF POWERS SHALL BE CONSTRUED AS BOTH PURPOSES AND POWERS, AND THE STATEMENTS CONTAINED IN EACH OF THESE CLAUSES SHALL BE IN NO WAY LIMITED OR RESTRICTED, BY REFERENCE TO OR INFERENCE FROM, THE TERMS OF ANY OTHER CLAUSES, BUT SHALL BE REGARDED AS INDEPENDENT PURPOSES AND POWERS; AND NO RECITATIONS, EXPRESSION OR DECLARATION OF SPECIFIC OR SPECIAL POWERS OR PURPOSES HEREIN ENUMERATED SHALL BE DEEMED TO BE EXCLUSIVE; BUT IT IS HEREBY EXPRESSLY DECLARED THAT ALL OTHER LAWFUL POWERS NOT INCONSISTENT HEREWITH, ARE HEREBY INCLUDED.

ARTICLE V

EFFECTIVE NOVEMBER 26, 2003 THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 4,118,616 AT PAR VALUE OF $0.001 PER SHARE. ALL STOCK WHEN ISSUED SHALL BE FULLY PAID AND NON-ASSESSABLE

ARTICLE VI

STOCKHOLDERS MEETING: MEETINGS OF THE SHAREHOLDERS SHALL BE HELD AT SUCH PLACE WITHIN OR WITHOUT THE STATE OF NEVADA AS MAY BE PROVIDED BY THE BY-LAWS OF THE CORPORATION. SPECIAL MEETINGS OF THE SHAREHOLDERS MAY BE CALLED BY THE PRESIDENT OR ANY OTHER EXECUTIVE OFFICER OF THE CORPORATION, THE BOARD OF DIRECTORS, OR ANY MEMBER THEREOF, OR BY THE RECORD HOLDER OR HOLDERS OF AT LEAST TEN PERCENT (10%) OF ALL SHARES ENTITLED TO VOTE AT THE MEETING. ANY ACTION OTHERWISE REQUIRED TO BE TAKEN AT A MEETING OF THE SHAREHOLDERS, EXCEPT ELECTION OF DIRECTORS, MAY BE TAKEN WITHOUT A MEETING IF A CONSENT IN WRITING, SETTING FORTH THE ACTION SO TAKEN, SHALL BE SIGNED BY SHAREHOLDERS HAVING AT LEASE A MAJORITY

ARTICLE VII

COMMENCING BUSINESS: THE CORPORATION SHALL NOT COMMENCE BUSINESS UNTI AT LEAST $1,000.00 HAS BEEN RECEIVED BY IT AS CONSIDERATION FOR THE ISSUANCE OF SHARES.

ARTICLE VIII

STOCK RIGHTS: THE BOARD OF DIRECTORS SHALL HAVE THE AUTHORITY TO DETERMINE THE CLASSES AND SERIES OF ANY SUBSEQUENT STOCK ISSUED BY THE CORPORATION AND THE RIGHT AND PREFERENCES PERTAINING THERETO.

ARTICLE IX

BOARD OF DIRECTORS: A MAJORITY OF THE BOARD OF DIRECTORS SHALL BE NECESSARY TO CONSTITUTE A QUORUM; AND, WHEN SO CONSTITUTED, THE BOARD SHALL BE AUTHORIZED TO TRANSACT SUCH BUSINESS AS MAY BE DELEGATED TO IT BY THE STOCKHOLDERS AND WHENEVER THE BOARD OF DIRECTORS SHALL BE SO ASSEMBLED AND ACT AS A BOARD, EITHER WITHIN OR WITHOUT THE STATE OF NEVADA, ANY ACTION TAKEN SHALL BE THE ACTION OF THE BOARD OF DIRECTORS AND SHALL BE BINDING UPON THE CORPORATION, PROVIDED THAT THREE DAYS PRIOR NOTICE, GIVEN EITHER ORALLY OR IN WRITING, OF THE TIME AND PLACE OF THE MEETING AND OF THE NATURE OF THE BUSINESS PROPOSED TO BE TRANSACTED SHALL HAVE BEEN GIVEN TO THE ENTIRE BOARD OF DIRECTORS, UNLESS SUCH NOTICE BE WAIVED AS HEREINAFTER PROVIDED. ANY DIRECTOR MAY WAIVE NOTICE OF ANY MEETING; AND IN THE EVENT OF SUCH WAIVER, NOTICE SHALL BE IN WRITING OR A WRITTEN MEMORANDUM SHALL BE MADE OF AN ORAL WAIVER OF NOTICE.

ARTICLE X

OFFICERS: THE OFFICERS OF THE CORPORATION SHALL CONSIST OF A BOARD OF DIRECTORS OF NOT LESS THAN THREE NOR MORE THAN TWENTY-FIVE. A CHAIRMAN OF THE BOARD OF DIRECTORS, A PRESIDENT, A VICE-PRESIDENT, A SECRETARY AND A TREASURER, WHO SHALL PERFORM SUCH DUTIES AND HAVE SUCH AUTHORITY AS USUALLY PERTAINS TO SUCH OFFICERS OF A CORPORATION OR AS MAY BE PRESCRIBED BY THE BOARD OF DIRECTORS FROM TIME TO TIME.

QUALIFICATION OF OFFICERS: OFFICERS AND DIRECTORS OF THE CORPORATION NEED NOT BE RESIDENTS OF THE STATE OF NEVADA AND NEED NOT OWN SHARES OF THE CORPORATION'S STOCK. THE SECRETARY AND TREASURER MAY, BUT NEED NOT BE, THE SAME PERSON.

ELECTION: DIRECTORS SHALL BE ELECTED AT THE ANNUAL MEETING OF THE SHAREHOLDERS, AND THE PERSONS RECEIVING THE HIGHEST NUMBER OF VOTES SHALL BE DECLARED DULY ELECTED, PROVIDING SUCH NUMBERS SHALL REPRESENT A MAJORITY OF ALL VOTES CAST. WITHIN TEN (10) DAYS AFTER THE ELECTION, THE DIRECTORS SHALL MEET AND

ELECT A PRESIDENT, VICE-PRESIDENT, SECRETARY AND TREASURER.

TERM OF OFFICE: THE TERM OF OFFICE OF ALL DIRECTORS AND OFFICERS SHALL BE ONE YEAR, PROVIDED ALL DIRECTORS AND OFFICERS SHALL HOLD OFFICE UNTIL THEIR SUCCESSORS AND DULY ELECTED AND QUALIFIED.

RESIGNATION OF OFFICERS: ANY OFFICER OR DIRECTOR MAY RESIGN BY FILING HIS WRITTEN RESIGNATION WITH THE SECRETARY OF THE CORPORATION, OR IN THE CASE OF THE SECRETARY, WITH THE PRESIDENT OF THE CORPORATION AND UPON ACCEPTANCE THEREOF BY THE BOARD OF DIRECTORS OR IF SUCH BOARD SHALL NEGLECT TO ACT UPON SUCH RESIGNATION WITHIN FOURTEEN (14) DAYS AFTER RECEIPT, THE RESIGNATION SHALL BECOME EFFECTIVE AND THE OFFICE SHALL BE DEEMED VACANT.

REMOVAL OF OFFICERS: ANY OFFICER OR DIRECTOR OF THIS CORPORATION MAY BE REMOVED AT ANY TIME WITHOUT CAUSE IN THE MANNER PROVIDED BY THE LAWS OF THE STATE OF NEVADA FOR THE REMOVAL OF SUCH OFFICER OR DIRECTOR, OR BY A MAJORITY VOTE OF THE OUTSTANDING STOCK OF THE CORPORATION AT ANY SPECIAL MEETING OF THE STOCK-HOLDERS CALLED FOR THAT PURPOSE AS HEREIN PROVIDED.

VACANCIES: IN THE CASE OF DEATH, DISABILITY, OR RESIGNATION OF ANY OFFICER OR DIRECTOR OF THE COMPANY, THE REMAINING DIRECTORS OR DIRECTOR OF THE COMPANY, EVEN THOUGH LESS THAN A QUORUM, SHALL FILL VACANCIES FOR THE UNEXPIRED TERM OR TERMS.

ARTICLE XI

ORIGINAL DIRECTORS: THE NUMBER OF DIRECTORS CONSTITUTING THE INITIAL BOARD OF DIRECTORS OF THE CORPORATION IS THREE (3), AND THE NAMES AND ADDRESSES OF THE PERSONS WHO ARE TO SERVE AS DIRECTORS UNTIL THE FIRST ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED ARE:

1. KURTIS D. HUGHES 2325 ARBOR LANE SALT LAKE CITY UTAH 84117

2. SHIRRELL W. HUGHES 2929 HILLSDEN DRIVE SALT LAKE CITY UTAH 84117

3. KELLY H. HUNSAKER 2323 ARBOR LANE SALT LAKE CITY UTAH 84117

ARTICLE XII

DURATION: THE PERIOD OF DURATION OF THE CORPORATION SHALL BE PERPETUAL.

ARTICLE XIII

AMENDMENT: THESE ARTICLES OF INCORPORATION, BY VOTE OF NOT LESS THAN 50 PER CENT OF THE ISSUED AND OUTSTANDING CAPITAL STOCK OF THE CORPORATION, MAY BE DEEMED AMENDED IN ANY RESPECT AMENDABLE AT LAW AT ANY MEETING. A COPY OF THE PROPOSED AMENDMENT SHALL BE GIVEN TO THE STOCKHOLDERS AS PROVIDED IN ARTICLE VI

THEREOF, FOR CALLING AND HOLDING MEETINGS OF THE STOCKHOLDERS.

ARTICLE XIV

<u>BY-LAWS</u>: THE BOARD OF DIRECTORS OF THE CORPORATION SHALL HAVE AUTHORITY TO ADOPT SUCH BY-LAWS AS IN THEIR JUDGMENT MAY BE DEEMED NECESSARY OR ADVISABLE FOR THE MANAGEMENT AND TRANSACTION OF THE BUSINESS OF THE CORPORATION PROVIDED THAT SUCH BY-LAWS ARE NOT IN CONFLICT WITH THESE ARTICLES OF INCORPORATION OR THE CONSTITUTION OF THE STATE OF NEVADA.

ARTICLE XV

<u>INDEMNIFICATION:</u> THE CORPORATION SHALL INDEMNIFY ITS OFFICERS AND AUTHORIZED AGENTS FOR ALL LIABILITIES INCURRED DIRECTLY, INDIRECTLY OR INCIDENTALLY FOR SERVICES PERFORMED FOR THE CORPORATION OR FOR IT'S BENEFIT, TO THE FULLEST EXTENT PERMITTEDE UNDER NEVADA LAW NOW EXISTING OR HEREINAFTER ENACTED.

ARTICLE XVI

<u>LIMITATION ON STOCKHOLDER SUITS:</u> STOCKHOLDERS SHALL NOT HAVE A CAUSE OF ACTION AGAINST THE CORPORATION'S OFFICERS, DIRECTORS OR AGENTS AS A RESULT OF ANY ACTION TAKEN, OR AS A RESULT OF THEIR FAILURE TO TAKE ANY ACTION, UNLESS DEPRIVATION OF SUCH RIGHT IS DEEMED A NULLITY BECAUSE, IN THE SPECIFIC CASE, DEPRIVATION OF A RIGHT OF ACTION WOULD BE IMPERMISSABLY IN CONFLICT WITH THE PUBLIC POLICY OF THE STATE OF NEVADA. THE FACT THAT THIS ARTICLE SHALL BE INAPPLICABLE IN CERTAIN CIRCUMSTANCES SHALL NOT RENDER IT INAPPLICABLE IN ANY OTHER CIRCUMSTANCES AND THE COURTS OF THE STATE OF NEVADA ARE HEREBY GRANTED THE SPECIFIC AUTHORITY TO RESTRUCTURE THIS ARTICLE ON A CASE BY CASE BASIS OR GENERALLY AS REQUIRED TO MOST FULLY GIVE LEGAL EFFECT TO ITS INTENT.